Exhibit 99.i.

Arthur Don

Tel 312.456.8438

Fax 312.456.8435

dona@gtlaw.com

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN**

BOSTON

BRUSSELS**

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TOKYO**

TYSONS CORNER

WASHINGTON, D.C.

WHITE PLAINS

ZURICH*

*OPERATES AS GREENBERG TRAURIG MAHER LLP

**STRATEGIC ALLIANCE

January 28, 2010

Ariel Investment Trust

200 East Randolph Drive, Suite 2900

Chicago, Illinois 60601

Re:                               Ariel Investment Trust Registration of Shares

Ladies and Gentlemen:

We have acted as counsel for Ariel Investment Trust (the “Trust”) in connection with the registration under the Securities Act of 1933 (the “1933 Act”) of an indefinite number of shares of beneficial interest of the series of the Trust designated Ariel Fund, Ariel Appreciation Fund, and Ariel Focus Fund (the “Shares”) in registration statement No. 33-7699 on Form N-1A.  We have also acted as counsel for the Trust in connection with the registration under the Investment Company Act of 1940 (the “1940 Act”) of the Shares in registration statement No. 811-4786 on Form N-1A (collectively, as amended to date, with registration statement No. 33-7699, as amended to date, the “Registration Statement”).

In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Agreement and Declaration of Trust (the “Trust Agreement”) and bylaws of the Trust, actions of the Board of Trustees of the Trust authorizing the issuance of shares of the Funds and the Registration Statement.

Among other things, the Registration Statement is deemed to register the Shares pursuant to Rule 24f-2 under the 1940 Act.  You have advised us that the Trust will, from year to year, timely file a notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Trust during each fiscal year during which such registration of an indefinite number of Shares remains in effect.  You have also informed us that the Shares will be sold in accordance with Section 5(b) of the 1933 Act.

Based on the foregoing information and examination, we are of the opinion that upon the issuance and delivery of the Shares of each Fund in accordance with the Trust Agreement and the actions of the Board of Trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and non-assessable (although shareholders of the Fund may be subject to liability under certain circumstances as described in the Statement of

GREENBERG TRAURIG, LLP  •  ATTORNEYS AT LAW  •  WWW.GTLAW.COM

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Additional Information of the Trust included as Part B of the Registration Statement under the caption “General Information”).

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the 1933 Act.

Best regards,
GREENBERG TRAURIG, LLP

By:	/s/ Arthur Don
Arthur Don, a Shareholder

GREENBERG TRAURIG, LLP